March 22, 2013

Versar, Inc.

6850 Versar Center

Springfield, VA 22151

Re:	Versar, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion, as counsel for Versar, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) registering an aggregate of 403,302 shares of the Company’s common stock, $0.01 par value per share (comprised of 103,302 shares previously registered and the registration of 300,000 additional shares) for issuance or sale pursuant to the Versar, Inc. Employee 401(k) Plan (the “Plan”).

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement;

(ii)	the Plan;

(iii)	the certificate of incorporation of the Company, certified as of February 28, 2013 by the Secretary of State of the State of Delaware and the by-laws of the Company as presently in effect as certified by the Secretary of the Company as of the date hereof;

(iv)	a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware as of February 28, 2013 (the “Good Standing Certificate”); and

(v)	a Certificate of the Secretary of the Company certifying that the Plan was approved by the Company’s Board of Directors and the Company’s stockholders, as required by law or regulation.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as basis for the opinion set forth herein.

Versar, Inc.

March 22, 2013

In such examination and in rendering the opinion expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; and (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate. As to all questions of fact material to this opinion we have relief (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter. We have been engaged by the Company only in connection with specified matters, and do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and handles certain legal matters and issues without the assistance of independent counsel.

Based on the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the 300,000 additional shares covered by the Registration Statement, when issued or sold in accordance with the terms of the Plan (including receipt of the full purchase price therefore), will be validly issued, fully-paid and nonassessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the General Corporate Law of the State of Delaware (including all applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting such laws). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP